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                                                                   EXHIBIT 10.31

                                February 25, 1999



Mr. Gary Wolfe
Managing Director
NationsBanc Montgomery Securities, LLC
100 North Tryon Street
Charlotte, NC  28255

Dear Mr. Wolfe

         The Board of Directors of CMI Management, Inc. has approved the termination of the Merger Agreement entered into as of May 15, 1998 by and between CMI Management, Inc., CMI Acquisitions, Inc. and CMI Industries, Inc. As a result, CMI Industries, Inc. hereby terminates the engagement letter with NationsBanc Montgomery Securities, LLC dated March 31, 1998 relating to such transaction.

                                                     Sincerely

                                                     /S/ J. A. OVENDEN

                                                     J. A. Ovenden
                                                     Chief Financial Officer









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